SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 25, 2008

Date of Report (Date of earliest event reported)

Unity Wireless Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-30620	91-1940650

(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

PO Box 106 Tavor Building #1, Yokne'am, Ilit Israel	20692

(Address of Principal Executive Offices)	(Zip Code)

+972-73-7374700

Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On July 25, 2008, two of the directors of Unity Wireless Corporation. David Goldschmit and Elie Barr, resigned.

On August 11, 2008, Ken Maddeson, Ariel Poppel, Andrew Chamberlain, Ilan Kenig and Doron Schachar resigned from their respective positions with Unity.

Messrs. Maddison, Poppel, Chamberlain and Kenig were directors of Unity. Mr. Chamberlain also served as Secretary of the company and Mr. Kenig is President and Chief Executive Officer. Mr. Schachar was the Chief Financial Officer of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: August 19, 2008	Unity Wireless Corporation

	By:	/s/ Ilan Kenig
Name: Ilan Kenig